                                                                    EXHIBIT (12)


                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                   (UNAUDITED)

                                                            For the Six Months Ended        Year ended December 31,
                                                         --------------------------------- --------------------------
                                                         JUNE 30, 1996     June 30, 1995      1995          1994
                                                         --------------    -------------   ------------  ------------

Computation of Earnings:
   Net income                                                  $   425          $   409        $   825       $   853
   Add: Provision for income taxes                                 199              163            368           430
   Less: Cumulative effect of accounting change                     --               --             --            --
         Extraordinary item                                         --               36             36            --
                                                         --------------    -------------   ------------  ------------
     Income before income taxes and
           extraordinary item                                      624              536          1,157         1,283
   Fixed charges, excluding interest on deposits                   386              400            818           513
                                                         --------------    -------------   ------------  ------------
     Total earnings for computation,
       excluding interest on deposits                            1,010              936          1,975         1,796
   Interest on deposits                                            751              853          1,705         1,325
                                                         --------------    -------------   ------------  ------------
     Total earnings for computation,
       including interest on deposits                           $1,761           $1,789        $ 3,680       $ 3,121
                                                         ==============    =============   ============  ============

Computation of Fixed Charges:
   Net rental expense                                           $   56           $   57        $   117       $   124
                                                         ==============    =============   ============  ============
   Portion of net rental expense deemed
     representative of interest                                 $   18           $   19        $    39       $    41
   Interest on short-term borrowed funds                           235              255            518           334
   Interest on long-term debt                                      133              126            261           138
                                                         --------------    -------------   ------------  ------------
     Total fixed charges, excluding interest
       on deposits                                                 386              400            818           513
   Interest on deposits                                            751              853          1,705         1,325
                                                         --------------    -------------   ------------  ------------
     Total fixed charges, including interest
       on deposits                                              $1,137           $1,253        $ 2,523       $ 1,838
                                                         ==============    =============   ============  ============

Combined Fixed Charges and Preferred Stock
   Dividends:
   Preferred stock dividend requirement on
     a pre-tax basis                                            $   12           $   11        $    23       $    24
   Total fixed charges, excluding interest
     on deposits                                                   386              400            818           513
                                                         --------------    -------------   ------------  ------------
     Combined fixed charges and preferred stock
       dividends, excluding interest on deposits                   398              411            841           537
   Interest on deposits                                            751              853          1,705         1,325
                                                         --------------    -------------   ------------  ------------
     Combined fixed charges and preferred stock
       dividends, including interest on deposits                $1,149           $1,264        $ 2,546       $ 1,862
                                                         ==============    =============   ============  ============

Ratio of Earnings to Fixed Charges:
     Excluding deposit interest                                   2.62 x           2.34 x         2.42 x        3.50 x
     Including deposit interest                                   1.55 x           1.43 x         1.46 x        1.70 x

Ratio of Earnings to Combined Fixed Charges
   and Preferred Stock Dividends:
     Excluding deposit interest                                   2.54 x           2.28 x         2.35 x        3.34 x
     Including deposit interest                                   1.53 x           1.42 x         1.45 x        1.68 x



                                                                   Year ended December 31,
                                                         ----------------------------------------
                                                            1993          1992          1991
                                                         ------------  ------------  ------------

Computation of Earnings:
   Net income                                                $   710       $   592       $    314
   Add: Provision for income taxes                               374           280            137
   Less: Cumulative effect of accounting change                   --             7            --
         Extraordinary item                                       --            --            --
                                                         ------------  ------------  ------------
     Income before income taxes and
           extraordinary item                                  1,084           865           451
   Fixed charges, excluding interest on deposits                 345           324           422
                                                         ------------  ------------  ------------
     Total earnings for computation,
       excluding interest on deposits                          1,429         1,189           873
   Interest on deposits                                        1,233         1,469         2,136
                                                         ------------  ------------  ------------
     Total earnings for computation,
       including interest on deposits                          2,662         2,658       $ 3,009
                                                         ============  ============  ============

Computation of Fixed Charges:
   Net rental expense                                        $   130       $   131       $   119
                                                         ============  ============  ============
   Portion of net rental expense deemed
     representative of interest                              $    43       $    43       $    38
   Interest on short-term borrowed funds                         175           174           288
   Interest on long-term debt                                    127           107            96
                                                         ------------  ------------  ------------
     Total fixed charges, excluding interest
       on deposits                                               345           324           422
   Interest on deposits                                        1,233         1,469         2,136
                                                         ------------  ------------  ------------
     Total fixed charges, including interest
       on deposits                                           $ 1,578       $ 1,793       $ 2,558
                                                         ============  ============  ============

Combined Fixed Charges and Preferred Stock
   Dividends:
   Preferred stock dividend requirement on
     a pre-tax basis                                         $    28       $    36      $     23
   Total fixed charges, excluding interest
     on deposits                                                 345           324           422
                                                         ------------  ------------  ------------
     Combined fixed charges and preferred stock
       dividends, excluding interest on deposits                 373           360           445
   Interest on deposits                                        1,233         1,469         2,136
                                                         ------------  ------------  ------------
     Combined fixed charges and preferred stock
       dividends, including interest on deposits             $ 1,606       $ 1,829        $2,581
                                                         ============  ============  ============

Ratio of Earnings to Fixed Charges:
     Excluding deposit interest                                 4.15 x        3.67 x        2.07 x
     Including deposit interest                                 1.69 x        1.48 x        1.18 x

Ratio of Earnings to Combined Fixed Charges:
   and Preferred Stock Dividends
     Excluding deposit interest                                 3.84 x        3.31 x        1.96 x
     Including deposit interest                                 1.66 x        1.45 x        1.17 x
